Exhibit 21

VIAD CORP

(Delaware)

Active and Inactive (I) Subsidiaries and Affiliates* by business segment as of December 31, 2011

MARKETING AND EVENTS GROUP

David H. Gibson Company, Inc. (Texas) (I)

ethnoMetrics Inc. (Delaware) (I)

EXG, Inc. (Delaware) (I)

GES Exposition Services (Canada) Limited (Canada)

Exposervice Standard Inc. (Canada)

Clarkson-Conway Inc. (Canada)

Services d’Expositions P.E. Poitras Ltée (Québec)

Global Experience Specialists, Inc. (Nevada)

ESR Exposition Service, Inc. (New Jersey) (I)

Expo Accessories, Inc. (New York) (I)

Expo Display & Design, Inc. (New Jersey) (I)

Shows Unlimited, Inc. (Nevada) (I)

Tradeshow Convention Services Inc. (Washington) (I)

GES Service Companies Limited (United Kingdom)

Melville Data Services Ltd. (United Kingdom)

MES Holdings Limited (United Kingdom)

Melville Electrical Services Limited (United Kingdom) (I)

Melville Exhibition and Event Services Limited (United Kingdom)

Melville Middle East Exhibitions Services LLC (Abu Dhabi) (49%)

Melville Hire Services Limited (United Kingdom) (I)

Melville Logistics GmbH (Germany)

Proj-X4 Exhibition and Events Limited (United Kingdom)

Las Vegas Convention Service Co. (Nevada) (I)

The Becker Group, Ltd. (Maryland) (I)

Viad Holding GmbH (Germany)

Exhibitgroup/Giltspur France S.A.R.L. (France) (I)

GES Verwaltungs GmbH (Germany)

GES GmbH & Co. KG (Germany)

Viad Service Companies Limited (United Kingdom)

SDD Exhibitions Limited (United Kingdom) (I)

TRAVEL AND RECREATION GROUP

Alaskan Park Properties, Inc. (Arizona)

Glacier Park, Inc. (Arizona) (80%)

Waterton Transport Company, Limited (Alberta)

Brewster Travel Canada Inc. (Alberta)

Brewster Inc. (Alberta)

Banff Hospitality Residence Ltd. (Alberta) (43.52%)

CORPORATE AND OTHER

VREC, Inc. (Delaware)

*	Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by Viad Corp. List does not include companies in which the aggregate direct and indirect interest of Viad Corp is less than 20%.